Revvity to Hold Earnings Call on Friday, January 31, 2025; Provides Update on Financial Performance

WALTHAM, Mass. - January 12, 2025 – Revvity, Inc. (NYSE: RVTY), today announced that it will release its fourth quarter and full year 2024 financial results prior to market open on Friday, January 31, 2025. The Company will host a conference call the same day at 8:00 a.m. ET to discuss these results. Prahlad Singh, president and chief executive officer, and Max Krakowiak, chief financial officer, will host the conference call.

To access the call, a live audio webcast will be available via this registration form or on the Investors section of the Company's website.

Update on Financial Performance

The Company is also providing the following preliminary financial results for the fourth quarter 2024:

•Reported and organic revenue growth for the fourth quarter is expected to be approximately 5% and 6%, respectively, as compared to the same period a year ago. This is expected to result in fourth quarter revenue of approximately $730 million.

The Company also now expects its full year 2024 adjusted earnings per share to meet or exceed the guidance provided on November 4, 2024.

J.P. Morgan Healthcare Conference

As previously announced, Prahlad Singh, will present at 8:15 a.m. PT tomorrow (January 13, 2025) at the 43rd annual J.P. Morgan Healthcare Conference. A live audio webcast of the presentation will be available via this page. A copy of the accompanying slide presentation will be made available on the Investors section of the Company’s website.
Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below under Explanation of Non-GAAP Financial Measures.

Full year 2024 adjusted earnings per share guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future adjusted earnings per share, revenue, revenue growth and other financial results. Words such as "believes," "intends," "anticipates," "plans," "expects," "estimates," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: the completion of quarterly and year end closing procedures for the fourth quarter and fiscal year ended December 29, 2024 and other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise, and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With 2023 revenue of more than $2.7 billion and over 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 190 countries.

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Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Three Months Ended
December 29, 2024
Projected
Organic revenue growth:
Reported revenue growth from continuing operations	5%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	6%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” or “organic growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

Management includes or excludes the effect of the item identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:
•Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules — accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Investor Relations:
Steve Willoughby
steve.willoughby@revvity.com

Media Relations:
Chet Murray
(781) 462-5126
chet.murray@revvity.com